EXHIBIT  10.1
b) 10.1 JOINT VENTURE BETWEEN GUANGDONG EV CO. LTD. AND AMERICAN ELECTRIC AUTOMOBILE COMPANY (ASIA). INC.

ELECTRIC VEHICLE JOINT VENTURE COOPERATION LETTER OF INTENT

(the Chinese translation shall be used as the final interpretation of this contract.) The Parties

GUANGDONG EV CO. LTD.

of China (hereinafter referred to as GDEV) and

AMERICAN ELECTRIC AUTOMOBILE COMPANY (ASIA). INC.
of California, USA (hereinafter referred to as AEAC), a subsidiary of American Electric Automobile Company Inc. of California, USA (hereinafter referred to as AEAS).

After the completion of the Contract of Electric Vehicle Cooperation, the two parties, at an appropriate time, shall sign the joint venture contract.

1. Signing of Joint Venture Agreement: If a decision is made to proceed with the forming a joint venture company, a joint venture agreement shall be signed by GDEV and AEAC within 90 days of completion of the testing and evaluation.

2. Equity In Joint Venture: A joint venture company shall be formed between the two parties. GDEV shall hold 70% to 30% equity and AEAC shall hold 30% to 70% equity in the joint venture company. Contributions for equity shall consist of three types: cash, electric vehicle technology and expenses and materials provided in Section 1.

The joint venture company shall have a total registered capital of not less than RMB 2 million.

Upon completion of Section 1, the parties shall jointly agree upon a valuation of AEAC's technology in terms of the percentage equity in the joint venture company that the technology will be credited for. This valuation shall be between 15% to 20%.

All costs and expenses incurred by each party in Section 1 shall be considered as part of each part~s investment in the joint venture company.

3. Division of profits: Profits of the joint venture company shall be distributed to the parties according to each party's respective share holdings in the joint venture company.

4. Board of Directors: The Board of Directors shall consist of five directors. Three shall be appointed by GDEV and two appointed by AEAC

5. New shares: The joint venture company shall not issue any new shares without the unanimous consent of the Board of Directors.

6. Manaoement & Operations of Joint Venture Company: Management and operation of the joint venture company shall be decided by GDEV and AEAC according to the practical situation of the company.

7. Sales Rights: For products manufactured by the joint venture company, exclusive sales and distribution rights shall be given to AEAC for North, Central and South America, Europe. The joint venture company shall sell its products to AEAC at cost plus a 6.5% profit margin.

8. Purchasing of Parts & Components: Parts and components purchased in North America shall be purchased through AEAC. parts and components purchased by the joint venture company from GDEV and AEAC shall be purchased at cost plus a 3% service charge. The purchasing cost of parts and components supplied by the two parties shall not be higher than international market purchasing costs.

9. Ownership of Intellectual Property: Any inventions, patents and trademarks resulting from the joint venture shall be the property of the joint venture company.

10.     Term of Joint Venture:     The term of the joint venture shall be ten
years. At the end of the term, the parties shall mutually discuss further cooperation.

11. Technology Transfer: The initial small batch of electric vehicles produced by the joint venture company shall be used to transfer technology from AEAC to the joint venture company. The joint venture company may also send personnel to the USA for exchange of technical experience with AEAC.

12. Size of Initial Batch: Initial market feedback shall be collected within Guangdong, Hong Kong, Macau and the USA, using the prototypes for demonstration.

The number of vehicles to be produced in the first batch shall be between three and ten of each type. The exact number shall be mutually agreed upon by the parties and may vary depending on market feedback.

This contract shall have four copies, with each party given two copies. Each copy shall have equal legal standing. This contract shall become effective upon signing by the authorized representatives of both parties.

For and on behalf:
Guangdong EV Co. Ltd.

LIU ZHIGANG
------------
Mr. Liu Zhigang
General Manager
Date  Feb. 25, 1997
For and on behalf of:
American Electric Automobile Company (Asia) Inc.

EDWARD F. MYRES
---------------
Edward F. Myers

Date Feb. 25, 1997
Chairman